EXHIBIT 2.1 Agreement and Plan of Reorganization, dated November 30, 1999, among Outback Steakhouse, Inc., Outback Steakhouse of Florida, Inc., Charles Angelopulos, Anthony Athanas, Jr., Donald W. Burton, Arthur Collias, John F. Doyle, Kevin P. Harron, Peter Lynch, J. Brian McCarthy, Tedesco Steakhouse, Inc., KPH, Inc. and Tedesco-KPH Partnership (included as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference).